UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2013

_____________________________________________________________________________________________

Commission file number: 001-33615

Concho Resources Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0818600

(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

One Concho Center
600 West Illinois Avenue
Midland, Texas	79701

(Address of principal executive offices)	(Zip code)

(432) 683-7443
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On June 28, 2013, the Board of Directors (the “Board”) of Concho Resources Inc. (the “Company”) appointed Ms. Brenda R. Schroer, age 37, to the office of Vice President and Chief Accounting Officer, to serve until her successor is chosen and qualified or until her earlier death, resignation, retirement, disqualification or removal from office.

     Ms. Schroer was employed by Ernst & Young from 1999 to June 2013.  From 2012 to June 2013, Ms. Schroer served as the Americas Oil & Gas Sector Resident in Ernst & Young’s Professional Practice Group and from 2011 to 2012 she served as a Senior Manager in Ernst & Young’s Professional Practice Group. From 2007 to 2011, Ms. Schroer served as a Senior Manager in Ernst & Young’s Assurance Services practice. Ms. Schroer holds a Bachelor of Business Administration Degree in Accounting from the West Texas A&M University, earned a Master of Science Degree in Accounting from Texas A&M University, and is a licensed certified public accountant.

     In her new position, Ms. Schroer will serve as the Company’s principal accounting officer. Darin G. Holderness, Senior Vice President and Chief Financial Officer, previously served as the Company’s principal accounting officer, and Mr. Holderness will continue to serve as the Company’s principal financial officer.

     There are no understandings or arrangements between Ms. Schroer and any other person pursuant to which Ms. Schroer was appointed to serve as an officer of the Company. There are no relationships between Ms. Schroer and the Company or any of its subsidiaries that would require disclosure pursuant to Item 401(d) or Item 404(a) of Regulation S-K.

In connection with the appointment, the Company entered into an employment agreement (the “Employment Agreement”) and an indemnification agreement (the “Indemnification Agreement”) with Ms. Schroer on June 28, 2013. Pursuant to the Employment Agreement, as a non-executive officer, Ms. Schroer will receive compensation in a manner consistent with the Company’s compensation of its non-executive officers, including any grants of long-term equity incentive awards under the Company’s Amended and Restated 2006 Stock Incentive Plan.

The Indemnification Agreement is intended to permit indemnification to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. It is possible that the applicable law could change the degree to which indemnification is expressly permitted. The Indemnification Agreement covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that Ms. Schroer, in her capacity as an officer, is made, threatened or reasonably expected to be made a party to any suit or proceeding. The Indemnification Agreement generally covers claims relating to the fact that Ms. Schroer is or was an officer, employee or agent of us or any of our subsidiaries, or is or was serving at our request in such a position for another entity. The Indemnification Agreement also obligates us to promptly advance all expenses incurred in connection with any claim. Ms. Schroer is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that Ms. Schroer is not entitled to indemnification. The indemnification provided under the Indemnification Agreement is not exclusive of any other indemnity rights; however, double payment to Ms. Schroer is prohibited.

In addition, in connection with Ms. Schroer’s appointment, she received an initial equity award of 4,855 shares of restricted stock. The forfeiture restrictions on the shares of restricted stock, which were issued under the Company’s Amended and Restated 2006 Stock Incentive Plan, lapse as to 1/4 of such shares on each of July 1, 2014, 2015, 2016 and 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            CONCHO RESOURCES INC.

Date:   July 1, 2013                                         By:      /s/ Travis Counts_________________

                                                                        Name:  Travis Counts

Title:    Vice President and General Counsel